FOURTH AMENDED AND RESTATED
BYLAWS
OF
NU SKIN ENTERPRISES, INC.
ARTICLE 1
STOCKHOLDERS
1.1 Place of Meetings. Meetings of stockholders shall be held: (i) at such place within or without the State of Delaware as may be designated by or in the manner provided in the Certificate of Incorporation of the Corporation, as amended from time to time (the "Certificate of Incorporation") or these Fourth Amended and Restated Bylaws, as amended from time to time (the "Bylaws"), or if not so designated, as determined by the Board of Directors; (ii) solely by such means of remote communications as may be designated from time to time by the Board of Directors in its sole discretion, which means shall meet the requirements of the Delaware General Corporation Law (the "DGCL"); or (iii) if not otherwise designated, at the registered office of the Corporation.
1.2 Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the annual meeting of stockholders shall be held each year on such date and at such time as the Board of Directors shall determine. If the date so determined by the Board of Directors shall fall upon a legal holiday at the place of the annual meeting of stockholders, then such meeting shall be held on the next succeeding business day at the same hour. If no annual meeting of stockholders is held in accordance with the foregoing provisions, the Board of Directors shall cause the annual meeting of stockholders to be held as soon thereafter as convenient.
1.3 Remote Communication. The Board of Directors may permit the stockholders and their proxy holders to participate in meetings of the stockholders (whether such meetings are held at a designated place or solely by means of remote communication) using one or more methods of remote communication that satisfy the requirements of the DGCL. The Board of Directors may adopt such guidelines and procedures applicable to participation in stockholders' meetings by means of remote communication as it deems appropriate. Participation in a stockholders' meeting by means of a method of remote communication permitted by the Board of Directors, in accordance with the DGCL, shall constitute presence in person at such meeting.
1.4 Notice of Meetings. Notice of the place, if any, date and hour of any meeting of stockholders shall be given to each stockholder entitled to vote at such meeting. The notice of a meeting of stockholders shall state the means of remote communication, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting.  The notice shall also state the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining the stockholders entitled to notice of the meeting.  If the voting list for a meeting of stockholders is to be made available by means of an electronic network or if such meeting is to be held solely by remote communication, the notice shall include the information required to access the reasonably accessible electronic network on which the Corporation will make its voting list available either prior to such meeting or, in the case of a meeting of stockholders held solely by remote communication, during such meeting. Notice of a special meeting of stockholders shall also state the purpose or purposes for which such meeting has been called. Unless otherwise provided in the DGCL or the Certificate of Incorporation, notice of a meeting of stockholders shall be given at least 10 days but not more than 60 days before the date of such meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.  Without limiting the manner by which notice may otherwise be given, notice may be given by a form of electronic transmission that satisfies the requirements of the DGCL and has been consented to by the stockholder to whom notice is given. If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder's address as it appears in the Corporation's records. If given by a form of electronic transmission consented to by the stockholder to whom notice is given, notice shall be deemed given at the times specified with respect to the giving of notice by electronic transmission in the DGCL. An affidavit of the Corporation's Secretary, Assistant Secretary or the transfer agent or other agent of the Corporation that notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated in the affidavit.

1.5 Voting List. At least 10 days before a meeting of stockholders, the Secretary of the Corporation shall prepare a complete alphabetical list of the stockholders entitled to vote at such meeting showing each stockholder's address and the number of shares registered in his or her name; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date. This voting list need not include electronic mail addresses or other electronic contact information for any stockholder. For a period of at least 10 days before a meeting of stockholders, the voting list shall be open to the examination of any stockholder for any purpose germane to such meeting either on a reasonably accessible electronic network (provided that the information required to gain access to the list is provided with the notice of the meeting) or during ordinary business hours at the Corporation's principal place of business. If the list is made available on an electronic network, the Corporation may take reasonable steps to ensure that it is available only to stockholders. If the meeting of stockholders is held at a place, the voting list shall be produced and kept at that place for the entire duration of such meeting. If the meeting of stockholders is held solely by means of remote communications, the voting list shall be made available for inspection on a reasonably accessible electronic network for the entire duration of such meeting. In either case, any stockholder may inspect the voting list at any time during the meeting of stockholders. The list shall presumptively determine (i) the identity of the stockholders entitled to examine such stock list and to vote at the meeting and (ii) the number of shares held by each of them.
1.6 Quorum. Unless a larger number is required by the DGCL, the Certificate of Incorporation, these Bylaws, or the rules of any stock exchange upon which the Corporation's securities are listed, at any meeting of stockholders, the holders of a majority of the voting power of all of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting of stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of business.  Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, if any, date, or time.

1.7 Adjournments. Any meeting of stockholders may be adjourned by the holders of a majority of the voting power of the stock present, in person or by proxy, and entitled to vote at the meeting, or by any officer of the Corporation entitled to preside at or to act as secretary of such meeting. At any adjourned meeting of stockholders, the stockholders may transact any business that they might have transacted at the original meeting of stockholders. Notice of an adjourned meeting of stockholders need not be given if the time and place, if any, and/or means of remote communications, if any, by which stockholders and proxy holders may be deemed to present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, shall be given to each stockholder in conformity herewith. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and, except as otherwise required by law, shall not be more than 60 nor less than 10 days before the date of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
1.8 Voting and Proxies. Each stockholder shall have one vote for each share of capital stock entitled to vote that is held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided in the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting.  Any copy, facsimile, telecommunication, or other reliable reproduction of the writing or transmission created pursuant to this Section 1.8 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile, telecommunication, or other reproduction shall be a complete reproduction of the entire original writing or transmission.  No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.
1.9 Action at Meeting. In all matters other than the election of directors, when a quorum is present at any meeting, a majority of the votes cast affirmatively or negatively shall decide any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by express provision of the DGCL, the Certificate of Incorporation, these Bylaws, or the rules of any stock exchange upon which the Corporation's securities are listed. All elections of directors by the stockholders shall be determined in the manner provided in Section 2.2 hereof. Any action required or permitted to be taken by the stockholders may be effected without a meeting by a written consent in accordance with Section 8.1 of the Certificate of Incorporation.

1.10 Advance Notice of Stockholder Business or Director Nominations. Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's proxy materials, (ii) by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (iii) by any stockholder of record (the "Record Stockholder") of the Corporation at the time of the giving of the notice required in this Section 1.10 and in Section 1.11 hereof who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 1.10 and in Section 1.11 hereof. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the Corporation's proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the "1934 Act"), at an annual meeting of stockholders.
1.11 Advance Notice Requirements. For nominations or business to be properly brought before an annual meeting by a Record Stockholder pursuant to clause (iii) of Section 1.10 hereof, (i) the Record Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (ii) any such business must be a proper matter for stockholder action under Delaware law, and (iii) the Record Stockholder and the beneficial owner, if any, on whose behalf any such proposal or nomination is made must have acted in accordance with the representations set forth in the Solicitation Statement required by these Bylaws.  To be timely, a Record Stockholder's notice must: (i) in the case of a proposal submitted for inclusion in the Corporation's proxy statement and form of proxy statement pursuant to Rule 14a-8 under the 1934 Act, meet the deadline for proposals submitted under such rule; or (ii) in the case of all other matters, be received by the Secretary at the principal executive offices of the Corporation not less than 90 days prior to the one-year anniversary of the date on which the Corporation first mailed its proxy materials in connection with the previous year's annual meeting of the stockholders except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the one-year anniversary of the previous year's annual meeting, a Record Stockholder's notice must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of (a) the 90th day before such annual meeting or (b) the 10th day following the day on which public announcement of the date of such meeting is first made.  Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected by the Board of Directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board of Directors made by the Corporation at least 10 days before the last day a Record Stockholder may deliver a notice of nomination in accordance with the preceding sentence, a Record Stockholder's notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close business on the 10th day following the day on which public announcement is first made by the Corporation.  Notwithstanding anything in this Section 1.11 to the contrary, in no event shall an adjournment or postponement of an annual meeting for which notice has been given commence a new time period for the giving of a Record Stockholder's notice.  Such Record Stockholder's notice shall set forth: (i) if such notice pertains to the nomination of directors, as to each person whom the Record Stockholder proposes to nominate for election or reelection as a director the name, age, business address, residence address, and principal occupation of such person, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the 1934 Act, such person's written consent to serve as a director if elected, and a statement whether such person intends to tender, promptly following such person's election, an irrevocable resignation in accordance with the Board of Directors' Policy on Majority Voting in Director Elections; (ii) as to any business that the Record Stockholder proposes to bring before the meeting, a complete description of the business desired to be brought before the annual meeting, and the reasons for conducting such business at the annual meeting; (iii) the name and record address of the Record Stockholder, the beneficial owner, if any, on whose behalf the proposal or nomination is made, and any Associated Person if any information with respect to such Associated Person is required to be disclosed under any other provision of this Section 1.11; (iv) the class, series, and number of shares of the Corporation's capital stock that are owned, directly or indirectly, beneficially or of record by the Record Stockholder, the beneficial owner, if any, on whose behalf the proposal or nomination is made, any Associated Person (as defined below) of such Record Stockholder, and any nominee for election or reelection as a director; (v) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a "Derivative Instrument") directly or indirectly owned beneficially by the Record Stockholder, the beneficial owner, if any, on whose behalf the proposal or nomination is made, any Associated Person of such Record Stockholder, or any nominee for election or reelection as a director, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (vi) any proxy, contract, arrangement, understanding, or relationship pursuant to which the Record Stockholder, a beneficial owner, if any, on whose behalf the nomination or proposal is made, any Associated Person of such Record Stockholder, or any nominee for election or reelection as a director has a right to vote, directly or indirectly, any shares of any security of the

Corporation; (vii) any short interest in any security of the Corporation held by the Record Stockholder, a beneficial owner, if any, on whose behalf the nomination or proposal is made, any Associated Person of such Record Stockholder, or any nominee for election or reelection as a director (for purposes of this Section 1.11, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (viii) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by the Record Stockholder, a beneficial owner, if any, on whose behalf the nomination or proposal is made, any Associated Person of such Record Stockholder, or any nominee for election or reelection as a director that are separated or separable from the underlying shares of the Corporation; (ix) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the Record Stockholder, a beneficial owner, if any, on whose behalf the nomination or proposal is made, any Associated Person of such Record Stockholder, or any nominee for election or reelection as a director is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (x) any performance-related fees (other than an asset-based fee) that the Record Stockholder, beneficial owner, if any, on whose behalf the nomination or proposal is made, any Associated Person of such Record Stockholder, or any nominee for election or reelection as a director is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party's immediate family sharing the same household; (xi) any material interest of the Record Stockholder, the beneficial owner, if any, on whose behalf the proposal or nomination is made, or any Associated Person of such Record Stockholder in such business or nomination including any agreements the Record Stockholder or any Associated Person of such record stockholder may have with others in connection with such business; (xii) a representation that the Record Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business or nomination or nominations specified in the notice; (xiii) any other information relating to the Record Stockholder and the beneficial owner, if any, on whose behalf the proposal or nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the 1934 Act; (xiv) if such notice pertains to the nomination of directors, a description of all arrangements, understandings, or material relationships between the Record Stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the Record Stockholder; and (xv) a statement whether or not each of the Record Stockholder and the beneficial owner, if any, on whose behalf such nomination or proposal is made will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to carry the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by the Record Stockholder or beneficial owner, as the case may be, to be sufficient to elect the nominee or nominees proposed to be nominated by the Record Stockholder (such statement, a "Solicitation Statement"). If any of the foregoing information changes in any material respect from the date the notice is received through the date of the meeting, the Record

Stockholder shall promptly supplement such information to reflect such change by notice in writing and delivered to or mailed and received by the Secretary of the Corporation at the Corporation's principal executive offices.  For purposes of this Section 1.11, "Associated Person" of any stockholder or proposed nominee shall mean (i) any member of the immediate family of such stockholder or proposed nominee sharing the same household with such stockholder or proposed nominee; (ii) any person controlling, controlled by, or under common control with, such stockholder or proposed nominee; (iii) any person acting in concert or as part of a group (within the meaning of the 1934 Act and the regulations promulgated thereunder) with such stockholder or proposed nominee; or (iv) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder or proposed nominee.  No business shall be conducted at any annual meeting except business brought before the annual meeting in accordance with the procedures set forth in this Section 1.11 and in Section 1.10 hereof.  Subject to the rights of any holders of a class of preferred stock of the Corporation, no person shall be eligible for election as a director of the Corporation unless (i) the person is nominated by a Record Stockholder in accordance with this Section 1.11 and in Section 1.10 hereof or (ii) the person is nominated by or at the direction of the Board of Directors.  The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.  For purposes of these Bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.  Notwithstanding the foregoing provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to matters set forth in this Section 1.11 and in Section 1.10 hereof. Nothing in this Section 1.11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the 1934 Act.
1.12 Special Meetings. Except as otherwise required by the DGCL, special meetings of stockholders may be called only by the Chairman of the Board, the President or the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the Whole Board. For purposes of these Bylaws, the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.  Except as otherwise required by the DGCL, stockholders of the Corporation shall not have the right to request or call a special meeting of the stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors.  The Board of Directors may postpone or reschedule any previously scheduled special meeting.  The notice of such special meeting shall include the purpose for which the meeting is called.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Board of Directors or (ii) by any stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who delivers a written notice to the Secretary setting forth the information required for nominations by a stockholder of record in Section 1.11 hereof.  Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders only if such stockholder of record's notice required by the preceding sentence shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall an adjournment, or postponement of a special meeting for which notice has been given, commence a new time period for the giving of a stockholder of record's notice.  A person shall not be eligible for election or reelection as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board of Directors or (ii) by a stockholder of record in accordance with the notice procedures set forth in this Article 1.  Notwithstanding the foregoing provisions of this Section 1.12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 1.12.  Nothing in this Section 1.12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

1.13 Organization. Unless otherwise provided by the Board of Directors, the Chairman of the Board, or, in his or her absence, such person as may be designated by the Board of Directors, or, in his or her absence, such person as may be chosen by the holders of a majority of the voting power of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting.  In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.
1.14 Conduct of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.  The chairman shall have the power to adjourn the meeting to another place, if any, date and time.  The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.
1.15 Inspectors. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof.  The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.
ARTICLE 2
DIRECTORS
2.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws. In the event of a vacancy on the Board of Directors, the remaining directors, except as otherwise provided by the DGCL, may exercise the powers of the full Board of Directors until the vacancy is filled.
2.2 Number; Election; Tenure and Qualification. Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board, but the total number of directors shall not be less than three nor more than 15. Directors need not be stockholders of the Corporation. Directors shall be elected at the annual meeting of stockholders or, if, in accordance with Section 1.9 hereof, no such annual meeting is held, by written consent in lieu of meeting pursuant to Section 1.9 hereof, and each director shall hold office until his or her successor is duly elected and qualified, or until his or her earlier death or resignation or removal in the manner hereinafter provided. Except as otherwise required by applicable law, these Bylaws or the Certificate of Incorporation, at any annual meeting of stockholders for the election of directors at which a quorum is present, each director shall be elected by the vote of a majority of the votes cast with respect to such director. For purposes of this Section 2.2, a majority of the votes cast means that the number of votes cast "for" a director exceeds the number of votes cast "against" that director. If a director then serving on the Board of Directors does not receive the required majority, the director shall resign pursuant to an irrevocable resignation previously tendered and effective upon (i) such person failing to receive the required majority vote and (ii) the Board of Directors' acceptance of such resignation. Within 90 days after the date of the certification of the election results, the Board of Directors will determine whether to accept or reject the resignation or whether other action should be taken, and the Board of Directors will publicly disclose its decision.  If, however, (i) a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 1.11 hereof and (ii) such nomination has not been withdrawn as of the tenth day before the Corporation files its definitive proxy statement for the annual meeting, the directors shall be elected by the vote of a plurality of the votes cast by the stockholders entitled to vote at the election.  If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote "against" a nominee.
2.3 Vacancies. Except as otherwise required by the DGCL and subject to the rights of the holders of shares of Preferred Stock, any vacancy on the Board of Directors for any reason and any newly-created directorship resulting by reason of any increase in the number of directors may be filled only by the Board of Directors (and not by the stockholders), by resolution adopted by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum (or by a sole remaining director); provided, however, that if not so filled, any such vacancy shall be filled by the stockholders at the next annual meeting or at a special meeting called for that purpose; provided further, that a vacancy created by the removal of a director by the vote of the stockholders or by court order may be filled only by the affirmative vote of a majority of the shares of the Corporation's capital stock represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum) or by written consent in accordance with Section 1.9 hereof. Any director so elected shall hold office until the next meeting of stockholders at which directors are elected and until his or her successor is elected and qualified. No decrease in the number of authorized directors shall shorten the term of any incumbent director.
2.4 Resignation. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall be effective upon delivery unless it is specified to be effective at some later effective date or upon the happening of some other event.
2.5 Removal. Any director or the entire Board of Directors may be removed, only as permitted by the DGCL and Section 5 of the Certificate of Incorporation.
2.6 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places as shall be determined from time to time by the Board of Directors, provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

2.7 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, a majority of the Whole Board, or by one director in the event that there is only a single director then in office and shall be held at such place, on such date, and at such time as he or she or they shall fix. Notice of any special meeting of the Board of Directors shall be given to each director by whom it is not waived and shall state the time and place for the special meeting.
2.8 Notice of Special Meetings. Any time it is necessary to give notice of a meeting of the Board of Directors, notice shall be given: (i) in person or by telephone to each director at least 24 hours in advance of such meeting; (ii) by personally delivering written notice to each director's last known business or home address at least 24 hours in advance of such meeting; (iii) by delivering an electronic transmission (including, without limitation, via telefacsimile or electronic mail) to each director's last known number or address for receiving electronic transmissions of that type at least 24 hours in advance of such meeting; (iv) by depositing written notice with a reputable delivery service or overnight carrier addressed to each director's last known business or home address for delivery to that address no later than the second business day preceding the date of such meeting; or (v) by depositing written notice in the United States mail, postage prepaid, addressed to each director's last known business or home address no later than the fourth business day preceding the date of such meeting. Notice of a meeting of the Board of Directors need not be given to any director who attends such meeting without objecting prior to such meeting or at its commencement to the lack of notice to that director. A notice of a meeting of the Board of Directors need not specify the purposes of such meeting. Unless otherwise indicated in the notice hereof, any and all business may be transacted at a special meeting.
2.9 Use of Communications Equipment. Directors may participate in meetings of the Board of Directors or any committee of the Board of Directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting in this manner shall constitute presence in person at the meeting.
2.10 Quorum. A majority of the total number of the Whole Board, as established pursuant to Section 2.2 hereof, shall constitute a quorum at all meetings of the Board of Directors. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting to another place, date or time, without further notice or waiver thereof other than announcement at the meeting, until a quorum shall be present.
2.11 Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by the DGCL, the Certificate of Incorporation, or these Bylaws. For so long as the Corporation's Board of Directors consists of an even number of directors, a majority of the Board of Directors for purposes of these Bylaws shall equal one or more than are half of the directors then in office.

2.12 Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all of the directors consent to the action in writing or by electronic transmission. The writing or writings or electronic transmission or transmissions shall be filed with the minutes of the proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
2.13 Committees. The Board of Directors may from time to time designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee and any alternate member in his or her place, the member or members of the committee present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the DGCL, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine or as otherwise provided herein or required by the DGCL, any committee may make rules for the conduct of its business, but unless otherwise so provided, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present.  Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
2.14 Compensation for Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary Corporations in any other capacity and receiving compensation for such service. Members of special or standing committees may be allowed compensation for attending committee meetings.
ARTICLE 3
OFFICERS
3.1 Enumeration; Qualification. The officers of the Corporation shall consist of a Chairman of the Board, a Chief Executive Officer, a President, a Secretary, a Chief Financial Officer, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries. Any officer may be, but need not be, a director or stockholder of the Corporation. Any two or more offices may be held by the same person.

3.2 Election; Term of Office. The Board of Directors may elect officers at any time.  Each officer shall hold office until his or her successor is elected and qualified, unless a different term is specified in the resolution electing the officer, or until his or her earlier death, resignation or removal.
3.3 Resignation and Removal. Any officer may resign by delivering his or her written resignation to the Corporation at its principal office or to the President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. The Board of Directors, or a committee duly authorized to do so, may remove any officer with or without cause. Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his or her compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.
3.4 Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of his or her predecessor and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.
3.5 Chairman of the Board and Vice Chairman of the Board. The Chairman of the Board shall, when present, preside at all meetings of the Board of Directors and, unless otherwise provided by the Board of Directors, at all meetings of stockholders. He or she shall perform such duties and possess such powers as are usually vested in the office of the Chairman of the Board or as may be vested in him or her by the Board of Directors. If the Board of Directors appoints a Vice Chairman of the Board, he or she shall, in the absence or disability of the Chairman of the Board, and unless otherwise provided by these Bylaws, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him or her by the Board of Directors.
3.6 Chief Executive Officer. The Chief Executive Officer shall, subject to these Bylaws and the direction of the Board of Directors, have general supervision and control of the business and affairs of the Corporation. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation. The Chief Executive Officer shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.
3.7 President. Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. The President shall, subject to the direction and control of the Board of Directors and the Chief Executive Officer, participate in the supervision of the business and affairs of the Corporation. He shall perform all duties incident to the office of President and shall have and exercise such powers, authority and responsibilities as the Board of Directors may determine.

3.8 Chief Financial Officer. The Chief Financial Officer shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Chief Financial Officer shall perform such duties and have such powers as are incident to the office of the chief financial officer, including without limitation the duty and power to be responsible for the financial affairs of the Corporation and to render, as required by the Board of Directors or the President, statements of the financial condition of the Corporation.
3.9 Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one Vice President, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.
3.10 Secretary and Assistant Secretary. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required and to be the custodian of corporate books and records. Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one Assistant Secretary, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary. In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary Secretary to keep a record of the meeting.
3.11 Treasurer and Assistant Treasurer. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him or her by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds and to render, as required by the Board of Directors, statements of all such transactions. Any Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one Assistant Treasurer, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

3.12 Bonded Officers. The Board of Directors may require any officer to give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors upon such terms and conditions as the Board of Directors may specify, including without limitation a bond for the faithful performance of his or her duties and for the restoration to the Corporation of all property in his or her possession or under his or her control belonging to the Corporation.
3.13 Salaries. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors or a committee of the Board of Directors or by such officers as may be designated by resolution of the Board of Directors.
3.14 Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.
ARTICLE 4
CAPITAL STOCK
4.1 Certificates of Stock. The Corporation's shares of stock shall be represented by certificates, provided that the Board of Directors may, subject to the limits imposed by law, provide by resolution or resolutions that some or all of any or all classes or series shall be uncertificated shares. Shares of stock represented by certificates shall be in such form as shall be approved by the Board of Directors, to the extent consistent with applicable law. Stock certificates shall be numbered in the order of their issue and shall be signed by or in the name of the Corporation by: (i) the chairperson or vice chairperson, if any, of the Board of Directors, or the president or a vice president; and (ii) the treasurer, an assistant treasurer, the secretary or an assistant secretary. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Each certificate that is subject to any restriction on transfer shall have conspicuously noted on its face or back either the full text of the restriction or a statement of the existence of the restriction.
4.2 Transfers of Stock. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of the capital stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his or her attorney, (i) with regard to certificated shares, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require, and (ii) with regard to uncertificated shares, upon delivery of an instruction duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so. Except as may be otherwise required by the DGCL, by the Certificate of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of shares of capital stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such capital stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

4.3 Lost, Stolen or Destroyed Certificates. The Corporation may issue (i) a new stock certificate or (ii) uncertificated shares in place of any certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the Corporation or any transfer agent or registrar.
4.4 Record Date. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting.  If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 4.4 at the adjourned meeting.  In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

4.5 Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.
ARTICLE 5
INDEMNIFICATION AND INSURANCE
5.1 Indemnification.
(a)     Subject to paragraph (d) of this Section 5.1 and the Certificate of Incorporation, the Corporation shall, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement or other disposition actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
(b)     Subject to paragraph (d) of this Section 5.1 and the Certificate of Incorporation, the Corporation shall, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against all expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation. Notwithstanding the foregoing, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

(c)     To the extent that a present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Section 5.1, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.
(d)     Any indemnification under paragraphs (a) and (b) of this Section 5.1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this Section 5.1. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders of the Corporation.
(e)     Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation pursuant to this Article 5. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.
(f)     If a claim under this Article 5 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL.  Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 5 or otherwise shall be on the Corporation.

(g)     The indemnification and advancement of expenses provided by, or granted pursuant to, other subsections of this Article 5 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding office.
(h)     For purposes of this Article 5, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 5 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
(i)     For purposes of this Article 5, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article 5.
(j)     The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 5 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

5.2 Effect of Amendment.  Neither the amendment, modification or repeal of this Article 5 nor the adoption of any provision in these Bylaws inconsistent with this Article 5 shall adversely affect any right or protection of any director, officer, employee or agent with respect to any act or omission that occurred prior to the time of such amendment, modification, repeal or adoption.
5.3 Insurance for Indemnification. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the DGCL.
ARTICLE 6
GENERAL PROVISIONS
6.1 Fiscal Year. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the Corporation shall end on December 31 of each year.
6.2 Execution of Instruments. The President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Secretary, any Assistant Secretary or the Treasurer shall have power to execute and deliver on behalf of and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation, except as otherwise provided in these Bylaws, or where the execution and delivery of such an instrument shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.
6.3 Waiver of Notice. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether before, at or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Any such waiver shall be filed with the records of the Corporation. If any stockholder or director shall be present at any meeting it shall constitute a waiver of notice of the meeting, except when that stockholder or director attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice of meeting need not specify the business or purposes of the meeting.
6.4 Electronic Transmissions. For purposes of these Bylaws, "electronic transmission" shall mean a form of communication that satisfies the requirements with respect to such communication contained in the DGCL.
6.5 Voting of Securities. Except as the Board of Directors may otherwise designate, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Secretary, any Assistant Secretary or the Treasurer shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy (or to appoint any person or persons to so vote and otherwise act in person or by proxy), at any meeting of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

6.6 Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, the Board of Directors, any committee of the Board of Directors or any officer or representative of the Corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of such action.
6.7 Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time. These Bylaws are subject to the provisions of the Certificate of Incorporation, the DGCL and other applicable laws, rules and regulations.
6.8 Transactions with Interested Parties. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other Corporation, partnership, association or other organization in which one or more of the Corporation's directors or officers serves as a director or officer, or has a financial interest, shall be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or of a committee of the Board of Directors that authorizes the contract or transaction or solely because his or her or their votes are counted for such purpose, if:
(a) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors may be less than a quorum;
(b) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the stockholders; or
(c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee of the Board of Directors or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.
6.9 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

6.10 Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary.  If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.
6.11 Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director, committee member, or officer reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
6.12 Time Periods. Unless otherwise specified by these Bylaws, in applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.
6.13 Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.
6.14 Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter gender, singular or plural, as the identity of the person or persons may require.
ARTICLE 7
AMENDMENTS
7.1 By the Board of Directors. Subject to the provisions of the Certificate of Incorporation, these Bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of the Whole Board.
7.2 By the Stockholders. Subject to the provisions of the Certificate of Incorporation, these Bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of the holders of at least two-thirds of the voting power of all shares of the capital stock of the Corporation then entitled to vote generally in the election of directors, voting as a single class, either by written consent or at any annual meeting of the stockholders, or at any special meeting of the stockholders, provided notice of such alteration, amendment, repeal or adoption of new bylaws shall have been stated in the notice of such special meeting.
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